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EXHIBIT 23.2




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm), with respect to the financial statements and schedule of Odyssey Holdings, L.L.C. and its subsidiaries, included in or made part of this Amendment No. 5 to Registration Statement.


                                                         /s/ ARTHUR ANDERSEN LLP

Los Angeles, California
April 10, 2000.